                                                                    EXHIBIT 99.1

[FRONT]

                                 AUTOCYTE, INC.
                              780 Plantation Drive
                        Burlington, North Carolina 27215
                                 (336) 222-9707

                    Proxy for Special Meeting of Shareholders
                 to be held at 10:00 a.m. on September 30, 1999

           This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Richard A. Charpie, Ph.D. and James B. Powell, M.D., and each of them, the true and lawful attorneys and proxies, with full power of substitution in the name, place and stead of the undersigned to vote at a Special Meeting of Shareholders (the "Meeting") of AutoCyte, Inc. (the "Company") to be held on September 30, 1999 at 10:00 a.m., or at any adjournment or postponement thereof, in the manner designated below, all of shares of the Company's common stock that the undersigned would be entitled to vote if personally present upon the following matters.

[BACK]

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR APPROVAL OF THE STOCK ISSUANCE AND THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

1. To approve the proposal to amend the AutoCyte restated certificate of incorporation to increase the authorized shares of common stock from 20,650,000 shares to 49,000,000 shares.

      [ ]      FOR        [ ]      AGAINST        [ ]      ABSTAIN

2. To approve the proposal to issue shares of AutoCyte common stock in connection with the merger of a wholly-owned subsidiary of AutoCyte with and into NeoPath, Inc.

      [ ]      FOR        [ ]      AGAINST        [ ]      ABSTAIN

3. To approve the proposal to amend the AutoCyte restated certificate of incorporation to change AutoCyte's name from "AutoCyte, Inc." to "TriPath Imaging, Inc."

      [ ]      FOR        [ ]      AGAINST        [ ]      ABSTAIN

4. To consider and act upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

         Please sign and date exactly as your name(s) appear(s) at the left and return in the enclosed envelope. When shares are held jointly, both holders should sign. When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.



Signature:___________________                Date:____________, 1999

Signature:___________________                Date:____________, 1999